EXHIBIT 32(b)
TO FORM 10-Q OF
SEA PINES ASSOCIATES, INC.

CERTIFICATION

     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Sea Pines Associates, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 13, 2004	/s/ Steven P. Birdwell
Steven P. Birdwell
Chief Financial Officer

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